UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2014

Transcontinental Gas Pipe Line Company, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7584	74-1079400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 POST OAK BOULEVARD, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-215-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2014, Transcontinental Gas Pipe Line Company, LLC ("Transco") executed a Lease Agreement with Meade Pipeline Co LLC ("Meade"). Transco will lease Meade's undivided joint ownership interest in a 177-mile pipeline to originate in Susquehanna County, Pennsylvania and extend to Transco's mainline in Lancaster County, Pennsylvania (the "Central Penn Line") as a part of Transco’s recently announced Atlantic Sunrise project. The lease term will commence when the Atlantic Sunrise project is placed in service, which is expected in the second half of 2017, and it will continue for 20 years for a fixed monthly lease payment totalling $95.6 million annually, subject to certain early termination rights at the end of the 15th year.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcontinental Gas Pipe Line Company, LLC

February 20, 2014	By:	Sarah C. Miller

Name: Sarah C. Miller
Title: VP Corporate Secretary and Asst General Counsel